Exhibit 10
CONFORMED COPY

AMENDMENT NO. 2, dated as of May 7, 2002 (the "Amendment") to the CREDIT AGREEMENT (the "Credit Agreement"), dated as of June 21, 1999, among BLOCKBUSTER INC., a Delaware corporation (the "Borrower"), the Bank parties thereto from time to time, CITIBANK, N.A., as the Administrative Agent, THE BANK OF NEW YORK, as the Documentation Agent, THE BANK OF AMERICA NT&SA, as a Syndication Agent and CHASE SECURITIES INC., as a Syndication Agent.

WITNESSETH:

WHEREAS, the parties who have heretofore entered into the Credit Agreement now desire to amend Section 10.8 of the Credit Agreement to permit the Borrower to purchase shares of its common stock;

WHEREAS, the parties now desire to reduce the Tranche A Loan Commitments of the Banks.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1.    Amendment.    Section 10.8 of the Credit Agreement is hereby amended to read in its entirety as follows:

  10.8.    Dividends and Purchase of Stock.    The Borrower shall not declare any dividends (other than dividends payable in common stock of the Borrower) on any shares of any class of its common stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of common stock or otherwise in respect of, any shares of any class of common stock of the Borrower, or permit any Subsidiary so to do, or permit any Subsidiary to purchase or acquire any shares of any class of common stock of the Borrower, except for

    (i)    amounts applied to the payment of quarterly ordinary common stock dividends that on an annualized basis do not exceed an aggregate of $90 million in the first four Fiscal Quarters following any initial public issuance of its common stock, $115 million for the next following four Fiscal Quarters, $130 million for the next following four Fiscal Quarters, $145 million for the next following four Fiscal Quarters and $160 million for the next following four Fiscal Quarters; provided, however, that the Borrower shall not pay any such dividends if there then exists, or the payment thereof should cause, a breach in the financial covenants set forth in Article VIII; and

    (ii)    amounts applied to the purchase of its common stock that do not exceed an aggregate of $100 million; provided that, any amounts so applied shall correspondingly reduce the remaining amounts permitted by this section to be applied to the payment of ordinary common stock dividends during the four fiscal quarter period in which the purchase occurs or, if such remaining amount is less than the purchase amount, to further reduce the amount available for the payment of ordinary common stock dividends in the next immediately succeeding four fiscal quarter period by the amount of any excess.

SECTION 2.    Reduction of Tranche A Loan Commitments.    Pursuant to Section 2.3 of the Credit Agreement, the Borrower hereby requests and the Banks hereby agree that upon effectiveness of the Amendment, the Tranche A Loan Commitments of the Banks shall be permanently reduced ratably in the amount of $100,000,000.

SECTION 3.    Effectiveness.    Following the execution of counterparts hereof by the Borrower and the Majority Banks, this Amendment will be effective as of May 7, 2002.

SECTION 4.    Representations and Warranties.    The Borrower hereby represents and warrants that as of the date hereof (i) the representations and warranties contained in Article VII of the Credit Agreement (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of the date hereof as though made on the date hereof, and (ii) no Default or Event of Default shall exist or be continuing under the Credit Agreement.

SECTION 5.    Miscellaneous.    (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

(b)    Except as amended hereby, all of the terms of the Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

(c)    This Amendment shall be a Loan Document for the purposes of the Credit Agreement.

(d)    This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

(e)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BLOCKBUSTER INC. as Borrower
By:	/s/ RICHARD MCDOWELL Name: Richard McDowell Title: Senior Vice President, Treasurer
CITIBANK, N.A., as Administrative Agent
By:	/s/ ELIZABETH H. MINNELLA Name: Elizabeth H. Minnella Title: Director